NAME OF REGISTRANT:
Franklin Value Investors Trust
File No. 811-5878

EXHIBIT ITEM No. 77C:
Submission of matters to a vote of security holders.

FRANKLIN
RESOURCES, INC.
777 Mariners Island Blvd.
P.O. Box 7777
San Mateo, CA  94403-7777
415/312-3000

ACTION OF SOLE SHAREHOLDER BY WRITTEN CONSENT



The undersigned, being the sole
shareholder of the Class II shares of the FRANKLIN VALUE FUND(the "Fund"), a series of FRANKLIN VALUE INVESTORS TRUST (the "Trust"), does hereby take the following actions and does hereby consent to the following resolution:


RESOLVED: That the Class II Distribution Plan pursuant to Rule 12b-1 (under the Investment
Company Act of 1940), as agreed to
and accepted by Franklin/Templeton
Distributors, Inc. and the Trust prior to the date below, be and it hereby is, approved for the Fund.


By execution hereof, the undersigned
shareholder waives prior notice of the
foregoing action by written consent.



FRANKLIN RESOURCES, INC.



                               /s/ H.E. Burns_________
Dated as of: August 30, 1996   By:  Harmon E. Burns
                               Executive Vice President